BK
                                BLACKMAN
                                KALLICK
         Certified Public Accountants / Consultants to Business


September 24, 1997


Mr. Hugh Jencks
Chief Operating Officer
VisCorp
4674 Park Granada, Suite 220
Calabasas, CA 91302

Dear Hugh:

As we have discussed, Blackman Kallick Bartelstein, LLP is declining to stand for reelection as auditors of Viscorp. We feel that, given your move to California, it is more appropriate that you have a local firm as your independent auditors.

Attached is an additional letter that fulfills our requirement to report to the SEC. As indicated, this letter was mailed to the SEC today.

If you have any questions, please call.

Sincerely,

BLACKMAN KALLICK BARTELSTEIN, LLP


/s/ Paul F. Oetter
    Paul F. Oetter

PFO/jkt

Enclosure



                    a member of HLB international
                  Blackman Kallick Bartelstein, LLP
  300 South Riverside Plaza, Chicago, Illinois 60606-6613 (312) 207-1040
           FAX (312) 207-1066  Internet: http://www.bkbcpa.com

                                   BK
                                BLACKMAN
                                KALLICK
         Certified Public Accountants / Consultants to Business


September 24, 1997


Mr. Hugh Jencks
Chief Operating Officer
VisCorp
4674 Park Granada, Suite 220
Calabasas, CA 91302

Dear Mr. Jencks:

This is to confirm that the client-auditor relationship between VisCorp (Commission File Number 0-21225) and Blackman Kallick Bartelstein, LLP has ceased.

Sincerely,

BLACKMAN KALLICK BARTELSTEIN, LLP


/s/ Paul F. Oetter
    Paul F. Oetter

PFO/jkt

cc:  Office of the Chief Accountant
     SECPS Letter File
     Securities and Exchange Commission
     Mail Stop 9-5
     450 Fifth Street, N.W.
     Washington, D.C. 20549
     FAX (202) 504-2724

42370


                    a member of HLB international
                  Blackman Kallick Bartelstein, LLP
  300 South Riverside Plaza, Chicago, Illinois 60606-6613  (312) 207-1040
              FAX (312) 207-1066  Internet: http://www.bkbcpa.com